Exhibit 99.1

Mr. Cooper Group Inc. Board of Directors Declares Dividend

Dallas, TX (September 19, 2025) - Mr. Cooper Group Inc. (“Mr. Cooper”) today announced that its Board of Directors declared a dividend (the “Dividend”) to the holders of common stock, par value $0.01 per share, of Mr. Cooper (“Mr. Cooper common stock”), consisting of $2.00 in cash per share of Mr. Cooper common stock.

The Board has fixed the close of business on September 29, 2025 as the record date for determining the holders of Mr. Cooper common stock entitled to receive the Dividend, and has fixed October 7, 2025 as the payment date for the Dividend.

The Nasdaq Stock Market has indicated to Mr. Cooper that the ex-dividend date (the first trading day without the right to receive the dividend payment) is expected to be September 29, 2025.

About Mr. Cooper Group

Mr. Cooper Group Inc. (NASDAQ: COOP) provides customer-centric servicing, origination and transaction-based services related principally to single-family residences throughout the United States with operations under its primary brands: Mr. Cooper®, Xome® and Rushmore Servicing®. Mr. Cooper is the largest home loan servicer in the country focused on delivering a variety of servicing and lending products, services and technologies. For more information, visit www.mrcoopergroup.com.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties, including additional factors that may affect future results are contained in the company’s filings with the SEC, including Mr. Cooper’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, as filed with the SEC, which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Investor Contact:

Kenneth Posner, SVP Investor Relations and Strategic Planning

Shareholders@mrcooper.com

Media Contact:

Christen Reyenga, VP Corporate Communications

MediaRelations@mrcooper.com